EXHIBIT 10.7

Execution Version

DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT

THIS DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT is made as of July 17, 2013 (the “Effective Date”) by and between RHYTHM METABOLIC, INC., a Delaware corporation with offices at 855 Boylston Street, 11th Floor, Boston, MA 02116, USA (“Rhythm”) and PEPTISYNTHA Inc., a US company incorporated under the laws of the state of Delaware with its registered office at 3333 Richmond Avenue, Houston Texas 77098, USA (“Manufacturer”).

RECITALS:

WHEREAS, Rhythm desires to engage Manufacturer to perform certain Development and/or Manufacturing Services (as those terms are defined below), on the terms and conditions set forth below, and Manufacturer desires to perform such Services for Rhythm.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing premises and the covenants of the parties set forth in this Agreement, the parties hereto agree as follows:

1.                                      Definitions.  Unless this Agreement expressly provides to the contrary, the following terms, whether used in the singular or plural, have the respective meanings set forth below:

1.1                               “Affiliate” means, with respect to either Rhythm or Manufacturer, any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with Rhythm or Manufacturer, as the case may be. As used in the definition of Affiliate, “control” means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction), and (b) in the case of non-corporate entities, the direct or indirect power to manage, direct or cause the direction of the management and policies of the non-corporate entity or the power to elect at least fifty percent (50%) of the members of the governing body of such non-corporate entity.

1.2                               “Agreement” means this Development and Manufacturing Services Agreement, together with all Appendices attached hereto, as amended from time to time by the parties in accordance with Section 15.6, and all fully signed Work Orders entered into by the parties.

1.3                               “API/Drug Substance” means the active pharmaceutical ingredient or drug substance identified on the applicable Work Order, or any intermediate or component of such active pharmaceutical ingredient or drug substance.

1.4                               “Applicable Law” means all applicable ordinances, rules, regulations, laws, guidelines, guidances, requirements and court orders of any kind whatsoever of any Authority, as amended from time to time including, without limitation, cGMP (if applicable).

1.5                               “Authority” means any government regulatory authority responsible for granting approvals for the performance of Services under this Agreement or for issuing regulations

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Execution Version

pertaining to the Manufacture and/or use of Product in the intended country of use, including, without limitation, the FDA.

1.6                               “Batch” means a specific quantity of Product that is intended to be of uniform character and quality, within specified limits, and is produced during the same cycle of Manufacture as defined by the applicable Batch record.

1.7                               “Batch Documentation” has the meaning set forth in Section 6.2.

1.8                               “Certificate of Analysis” means a document signed by an authorized representative of Manufacturer, describing Specifications for, and testing methods applied to, Product, and the results of testing.

1.9                               “Certificate of Compliance” means a document, signed by an authorized representative of Manufacturer, certifying that a particular Batch was Manufactured in accordance with cGMP (if applicable), all other Applicable Law, and the Specifications.

1.10                        “cGMP” means current good manufacturing practices and regulations applicable to the Manufacture of Product that are promulgated by any Authority.

1.11                        “Change Order” has the meaning set forth in Section 5.3.

1.12                        “Confidential Information” has the meaning set forth in Section 10.

1.13                        “Develop” or “Development” means the studies and other activities conducted by Manufacturer under this Agreement to develop and/or validate all or any part of a Manufacturing Process including, without limitation, analytical tests and methods, formulations and dosage forms and stability.

1.14                        “Equipment” means any equipment or machinery, including Rhythm Equipment, used by Manufacturer in the Development and/or Manufacturing of Product, or the holding, processing, testing, or release of Product.

1.15                        “Facility” means the facilities of Manufacturer identified in the applicable Work Order, or facilities of an Affiliate of Manufacturer acting as a subcontractor as permitted herein.

1.16                        “FDA” means the United States Food and Drug Administration, and any successor agency having substantially the same functions.

1.17                        “FDCA” means the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §321 et seq., as amended from time to time.

1.18                        “force majeure” has the meaning set forth in Section 15.2.

1.19                        “Improvements” means all Technology, discoveries, inventions, developments, modifications, innovations, updates, enhancements, improvements, writings or rights (whether or not protectable under patent, trademark, copyright or similar laws) that are conceived, discovered, invented, developed, created, made or reduced to practice in the performance of Services under this Agreement.

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1.20                        “IND” means an Investigational New Drug application filed with the FDA in accordance with Applicable Law.

1.21                        “Manufacture” and “Manufacturing” means any steps, processes and activities necessary to produce Product including, without limitation, the manufacturing, processing, packaging, labeling, quality control testing, stability testing, release, storage or supply of Product.

1.22                        “Manufacturer Indemnitees” has the meaning set forth in Section 12.2.

1.23                        “Manufacturer Technology” means (a) the Technology of Manufacturer (a) existing prior to the Effective Date, or (b) developed or obtained by or on behalf of Manufacturer independent of this Agreement and without reliance upon the Confidential Information of Rhythm.

1.24                        “Manufacturing Process” means any and all processes, methods, procedures and activities (or any step in any process or activity) used or planned to be used by Manufacturer to Manufacture Product, as evidenced in the Batch Documentation or master Batch Documentation.

1.25                        “New Drug Application” means a New Drug Application filed with the FDA in accordance with Applicable Law.

1.26                        “Product” means any API/Drug Substance, or drug product comprised of API/Drug Substance in each case as specified in the applicable Work Order, including, if applicable, bulk packaging and/or labeling as provided in such Work Order.

1.27                        “Quality Agreement” has the meaning set forth in Section 2.2.

1.28                        “Records” has the meaning set forth in Section 5.4(a).

1.29                        “Representative” has the meaning set forth in Section 3.1.

1.30                        “Reprocess” and “Reprocessing” means introducing a Product back into the process and repeating appropriate manipulation steps that are part of the established Manufacturing Process. Continuation of a process step after an in-process control test show the process to be incomplete is not considered reprocessing.

1.31                        “Rework” and “Reworking” means subjecting a Product to one or more processing steps that are different from the established Manufacturing Process.

1.32                        “Rhythm Equipment” means the Equipment, if any, identified on the applicable Work Order as being provided by Rhythm or purchased or otherwise acquired by Manufacturer at Rhythm’s expense.

1.33                        “Rhythm Indemnitees” has the meaning set forth in Section 12.1.

1.34                        “Rhythm Materials” means the materials identified in the applicable Work Order as being provided by Rhythm, including labels (if any) for Product.

1.35                        “Rhythm Technology” means (a) Rhythm Materials and any intermediates, components, or derivatives of Rhythm Materials, (b) Product and any intermediates, components, or derivatives of Product, (c) Specifications, and (d) the Technology of Rhythm or its Affiliates

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existing prior to the Effective Date, or (ii) developed or obtained by or on behalf of Rhythm or its Affiliates independent of this Agreement and without reliance upon the Confidential Information of Manufacturer.

1.36                        “Services” means the Development, Manufacturing and/or other services described in a Work Order entered into by the parties.

1.37                        “Specifications” means the list of tests, references to any analytical procedures and appropriate acceptance criteria which are numerical limits, ranges or other criteria for tests described in order to establish a set of criteria to which Product at any stage of Manufacture should conform to be considered acceptable for its intended use that are provided by or approved by Rhythm, as such specifications are amended or supplemented from time to time by Rhythm in writing.

1.38                        “Technology” means all inventions, technology, compositions of matter, methods, processes, techniques, trade secrets, copyrights, know-how, data, documentation, regulatory submissions, specifications and other intellectual property of any kind (whether or not protectable under patent, trademark, copyright or similar laws).

1.39                        “Work Order” means a written work order referencing this Agreement, substantially in the form attached hereto as Appendix A, for the performance of Services by Manufacturer under this Agreement.

2.                                      Engagement of Manufacturer.

2.1                               Services and Work Orders. From time to time, Rhythm may wish to engage Manufacturer to perform Services for Rhythm. Such Services will be set forth in a Work Order. Each Work Order will be appended to this Agreement, will include the material terms for the project, and may include the scope of work, specified Services, Specifications, deliverables, timelines, milestones (if any), quantity, budget, payment schedule and such other details and special arrangements as are agreed to by the parties with respect to the activities to be performed under such Work Order. No Work Order will be effective unless and until it has been agreed to and signed by authorized representatives of both parties. Documents relating to the relevant project, including without limitation Specifications, proposals, quotations and any other relevant documentation, will only be effective if attached to the applicable Work Order and incorporated in the Work Order by reference. Each fully signed Work Order will be subject to the terms of this Agreement and will be incorporated herein and form part of this Agreement. Manufacturer will perform the Services specified in each fully signed Work Order, as amended by any applicable Change Order(s), and in accordance with the terms and conditions of such Work Order and this Agreement. Notwithstanding the foregoing, nothing in this Agreement will obligate either party to enter into any Work Order under this Agreement.

2.2                               Quality Agreement.  If appropriate or if required by Applicable Law, the parties will also agree upon a Quality Agreement containing quality assurance provisions for the Manufacture of Product (“Quality Agreement”), which agreement will also be attached to the applicable Work Order and incorporated by reference in the Work Order.

2.3                               Conflict Between Documents. If there is any conflict, discrepancy, or inconsistency between the terms of this Agreement and any Work Order, Quality Agreement, purchase order, or other document or form used by the parties, the terms of this Agreement will control.

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3.                                      Project Performance.

3.1                               Representatives. Each party will appoint a representative having primary responsibility for day-to-day interactions with the other party for the Services (each, a “Representative”), who will be identified in the applicable Work Order. Each party may change its Representative by providing written notice to the other party in accordance with Section 15.3; provided that Manufacturer will use reasonable efforts to provide Rhythm with at least forty-five (45) days prior written notice of any change in its Representative for the Services. Except for notices or communications required or permitted under this Agreement, which will be subject to Section 15.3, or unless otherwise mutually agreed by the parties in writing, all communications between Manufacturer and Rhythm regarding the conduct of the Services pursuant to such Work Order will be addressed to or routed directly through the parties’ respective Representatives.

3.2                               Communications. The parties will hold project team meetings via teleconference or in person, on a periodic basis as agreed upon by the Representatives. Manufacturer will make written reports to Rhythm as specified in the applicable Work Order.

3.3                               Subcontracting. Manufacturer may not subcontract with any third party to perform any of its obligations under this Agreement without the prior written consent of Rhythm, except that Manufacturer may subcontract to any Affiliate of Manufacturer without the prior written consent of Rhythm if, but only if, Manufacturer provides at least 30 days advance written notice to Rhythm of any such subcontracting to any such Affiliate of Manufacturer. Manufacturer shall promptly provide to Rhythm any information that Rhythm reasonably requests concerning any permitted subcontractor, including, without limitation, any permitted subcontractor that is an Affiliate of Manufacturer. Manufacturer will be solely responsible for the performance of any permitted subcontractor, and for costs, expenses, damages, or losses of any nature arising out of such performance as if such performance had been provided by Manufacturer itself under this Agreement. Manufacturer will cause any such permitted subcontractor to be bound by, and to comply with, the terms of this Agreement, as applicable, including without limitation, all confidentiality, quality assurance, regulatory and other obligations and requirements of Manufacturer set forth in this Agreement.

3.4                               Duty to Notify. Manufacturer will promptly notify Rhythm if at any time during the term of this Agreement Manufacturer has reason to believe that it will be unable to perform or complete the Services in a timely manner. Compliance by Manufacturer with this Section 3.4 will not relieve Manufacturer of any other obligation or liability under this Agreement.

4.                                      Materials and Equipment.

4.1                               Supply of Materials. Unless the parties otherwise agree in a Work Order, Manufacturer will supply, in accordance with the relevant approved raw material specifications, all materials to be used by Manufacturer in the performance of Services under a Work Order other than the Rhythm Materials specified in such Work Order. Rhythm or its designees will provide Manufacturer with the Rhythm Materials. Manufacturer agrees (a) to account for all Rhythm Materials, (b) not to provide Rhythm Materials to any third party (other than an Affiliate acting as a permitted subcontractor) without the express prior written consent of Rhythm, (c) not to use Rhythm Materials for any purpose other than conducting the Services, including, without limitation, not to analyze, characterize, modify or reverse engineer any Rhythm Materials or take any action to determine the structure or composition of any Rhythm Materials unless required

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pursuant to a signed Work Order, and (d) to destroy or return to Rhythm all unused quantities of Rhythm Materials according to Rhythm’s written directions.

4.2                               Ownership of Materials. Rhythm will at all times retain title to and ownership of the Rhythm. Materials, Product, any intermediates and components of Rhythm Materials or Product, and any work in process at each and every stage of the Manufacturing Process. Manufacturer will provide within the Facility an area or areas where the Rhythm Materials, Product, any intermediates and components of Rhythm Materials or Product, and any work in process are segregated and stored in accordance with the Specifications and cGMP (if applicable), and in such a way as to be able at all times to clearly distinguish such materials from products and materials belonging to Manufacturer, or held by it for a third party’s account. Manufacturer will ensure that Rhythm Materials, Product, any intermediates and components of any Rhythm Materials or Product, and any work in process are free and clear of any liens or encumbrances. Manufacturer will at all times take such measures as are required to protect the Rhythm Materials, Product, any intermediates and components of any Rhythm Materials or Product, and any work in process from risk of loss or damage at all stages of the Manufacturing Process. Manufacturer will immediately notify Rhythm if at any time it believes any Product or Rhythm Materials, or any intermediates and components of any Rhythm Materials or Product, have been damaged, lost or stolen.

4.3                               Supply of Equipment. Unless otherwise agreed in a Work Order, Manufacturer will supply all Equipment necessary to perform the Services, except that Rhythm will supply the Rhythm Equipment, if any. The Rhythm Equipment will not be used by Manufacturer except in performance of Services under the applicable Work Order. Title to the Rhythm Equipment will remain with Rhythm and Manufacturer will ensure that the Rhythm Equipment is properly labeled as Rhythm property and remains free and clear of any liens or encumbrances. At Rhythm’s written request, the Rhythm Equipment will be returned to Rhythm, or to Rhythm’s designee. Manufacturer will be responsible, at its own cost, for maintenance of the Rhythm Equipment. To the extent Rhythm provides spare parts for the Rhythm Equipment, such spare parts will remain the property of Rhythm and will be used by Manufacturer only for maintenance of the Rhythm Equipment. Manufacturer will immediately notify Rhythm if at any time it believes any Rhythm Equipment has been damaged, lost or stolen.

5.                                      Development and Manufacture of Product.

5.1                               Resources: Applicable Law. Manufacturer will comply with all Applicable Law in performing Services.

5.2                               Facility.

(a)                                 Performance of Services. Manufacturer will perform all Services at the Facility, provide all staff necessary to perform the Services in accordance with the terms of the applicable Work Order and this Agreement, and hold at such Facility all Equipment, Rhythm Equipment, Rhythm Materials and other items used in the Services. Manufacturer will not change the location of such Facility or use any additional facility for the performance of Services under this Agreement without at least one hundred fifty (150) days prior written notice to, and prior written consent from, Rhythm, which consent will not be unreasonably withheld or delayed (it being understood and agreed that Rhythm may withhold consent pending satisfactory completion of a quality assurance audit and/or regulatory impact assessment of the new location or additional facility, as the case may be). Manufacturer will maintain, at its own expense, the Facility and all Equipment required for the Manufacture of Product in a state of repair and

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operating efficiency consistent with the requirements of cGMP (if applicable) and all Applicable Law.

(b)                                 Validation. Manufacturer will be responsible for performing all validation of the Facility, Equipment and cleaning and maintenance processes employed in the Manufacturing Process in accordance with cGMP (if applicable), Manufacturer’s SOPs, the applicable Quality Agreement, Applicable Law, and in accordance with any other validation procedures established by Rhythm and made known in writing to Manufacturer. Manufacturer will also be responsible for ensuring that all such validated processes are carried out in accordance with their terms.

(c)                                  Licenses and Permits. Manufacturer will be responsible for obtaining, at its expense, any Facility or other licenses or permits, and any regulatory and government approvals necessary for the performance of Services by Manufacturer under this Agreement. At Rhythm’s request, Manufacturer will provide Rhythm with copies of all such approvals and submissions to Authorities, and Rhythm will have the right to use any and all information contained in such approvals or submissions in connection with regulatory approval and/or commercial development of Product.

(d)                                 Access to Facility. Manufacturer will permit Rhythm or its duly authorized representatives to observe and consult with Manufacturer during the performance of Services under this Agreement, including without limitation the Manufacturing of any Batch of Product. Manufacturer also agrees that Rhythm and its duly authorized agents will have continuous access upon reasonable notice, during operational hours and during active Manufacturing, to inspect the Facility and Manufacturing Process to ascertain compliance by Manufacturer with the terms of this Agreement, including, without limitation, inspection of (i) the Equipment and materials used in the performance of Services, (ii) the holding facilities for such materials and Equipment, and (iii) all Records relating to such Services and the Facility. Rhythm will also have the right, at its expense, to conduct “mock” pre-approval audits upon reasonable notice to Manufacturer, and Manufacturer agrees to cooperate with Rhythm in such “mock audits.”

5.3                               Changes to Work Orders, Manufacturing Process and Specifications.

(a)                                 Changes to Work Orders. If the scope of work of a Work Order changes, then the applicable Work Order may be amended as provided in this Section 5.3(a). If a required modification to a Work Order is identified by Rhythm or by Manufacturer, the identifying party will notify the other party in writing as soon as reasonably possible. Manufacturer will provide Rhythm with a change order containing a description of the required modifications and their effect on the scope, fees and timelines specified in the Work Order (“Change Order”), and will use reasonable efforts to do so within ten (10) business days of receiving or providing such notice, as the case may be. No Change Order will be effective unless and until it has been signed by authorized representatives of both parties. If Rhythm does not approve such Change Order, and has not terminated the Work Order, but requests the Work Order to be amended to take into account the modification, then the parties will use reasonable efforts to agree on a Change Order that is mutually acceptable. If practicable, Manufacturer will continue to work under the existing Work Order during any such negotiations, provided such efforts would facilitate the completion of the work envisioned in the proposed Change Order, but will not commence work in accordance with the Change Order until it is authorized in writing by Rhythm.

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(b)                                 Process/Specifications Changes. Any change or modification to the Manufacturing Process or Specifications for any Product must be approved in advance by Rhythm and will be made in accordance with the change control provisions of the applicable Quality Agreement. With timely notice, Rhythm shall grant such approval for any such change or modification to the Manufacturing Process, unless such change or modification is material in which case the granting of such approval shall be at Rhythm’s sole and absolute discretion.

5.4                               Record and Sample Retention.

(a)                                 Records. Manufacturer will keep complete and accurate records (including, without limitation, reports, accounts, notes, data, and records of all information and results obtained from performance of Services) of all work done by it under this Agreement, in form and substance as specified in the applicable Work Order, the applicable Quality Agreement, and this Agreement (collectively, the “Records”). All such Records will be the property of Rhythm. Manufacturer will not transfer, deliver or otherwise provide any such Records to any party other than Rhythm, without the prior written approval of Rhythm. Records will be available at reasonable times for inspection, examination and copying by or on behalf of Rhythm All original Records of the Development and Manufacture of Product under this Agreement will be retained and archived by Manufacturer in accordance with cGMP (if applicable) and Applicable Law, but in no case for less than a period of five (5) years following completion of the applicable Work Order. Upon Rhythm’s request, Manufacturer will promptly provide Rhythm with copies of such Records. Five (5) years after completion of a Work Order, all of the aforementioned records will be sent to Rhythm or Rhythm’s designee; provided, however, that Rhythm may elect to have such records retained in Manufacturer’s archives for an additional period of time at a reasonable charge to Rhythm.

(b)                                 Sample Retention. Manufacturer will take and retain, for such period and in such quantities as may be required by cGMP (if applicable) and the applicable Quality Agreement, samples of Product from the Manufacturing Process produced under this Agreement. Further, upon Rhythm’s written request, Manufacturer will submit such samples to Rhythm.

5.5                               Regulatory Matters.

(a)                                 Regulatory Approvals. Rhythm will be responsible for obtaining, at its expense, all regulatory and governmental approvals and permits necessary for Rhythm’s use of any Product Developed and/or Manufactured under this Agreement, including, without limitation, IND, ANDA, and NDA submissions and any analogous submissions filed with the appropriate Authority of a country other than the United States. Manufacturer will be responsible for providing Rhythm with all supporting data and information relating to the Development and/or Manufacture of Product necessary for obtaining such approvals, including, without limitation, all Records, raw data, reports, authorizations, certificates, methodologies, Batch Documentation, raw material specifications, SOPs, standard test methods, Certificates of Analysis, Certificates of Compliance and other documentation in the possession or under the control of Manufacturer relating to the Development and Manufacture of Product (or any intermediate, or component of Product).

(b)                                 Regulatory Inspections. Manufacturer will permit Rhythm or its agents to be present and participate in any visit or inspection by any Authority of the Facility (to the extent it relates in any way to any Product) or the Manufacturing Process. Manufacturer will give as much advance notice as reasonably possible to Rhythm of any such visit or inspection. Manufacturer will provide Rhythm with a copy of any report or other written communication

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received from such Authority in connection with such visit or inspection, and any written communication received from any Authority relating to any Product, the Facility (if it relates to or affects the Development and/or Manufacture of Product) or the Manufacturing Process, within two (2) business days after receipt, and will consult with, and require approval from, Rhythm before responding to each such communication. Manufacturer will provide Rhythm with a copy of its final responses within five (5) business days after submission.

5.6                               Waste Disposal. The generation, collection, storage, handling, transportation, movement and release of hazardous materials and waste generated in connection with the Services will be the responsibility of Manufacturer at Manufacturer’s sole cost and expense. Without limiting other applicable requirements, Manufacturer will prepare, execute and maintain, as the generator of waste, all licenses, registrations, approvals, authorizations, notices, shipping documents and waste manifests required under Applicable Law.

5.7                               Safety Procedures. Manufacturer will be solely responsible for implementing and maintaining health and safety procedures for the performance of Services and for the handling of any materials or hazardous waste used in or generated by the Services. Manufacturer, in consultation with Rhythm, will develop safety and handling procedures for API/Drug Substance and Product; provided, however, that Rhythm will have no responsibility for Manufacturer’s health and safety program.

6.                                      Testing and Acceptance Process.

6.1                               Testing by Manufacturer. The Product Manufactured under this Agreement will be Manufactured in accordance with the Manufacturing Process approved by Rhythm, and with cGMP (unless otherwise expressly stated in the applicable Work Order) and will conform to the Specifications. Each Batch of Product will be sampled and tested by Manufacturer against the Specifications, and the quality assurance department of Manufacturer will review the documentation relating to the Manufacture of the Batch and will assess if the Manufacture has taken place in compliance with cGMP (if applicable) and the Manufacturing Process.

6.2                               Provision of Records. If, based upon such tests and documentation review, a Batch of Product conforms to the Specifications and was Manufactured according to cGMP (if applicable) and the Manufacturing Process, then a Certificate of Compliance will be completed and approved by the quality assurance department of Manufacturer. Manufacturer shall maintain full Batch records that will be accessible to Rhythm on the premises of the Manufacturer. Batch excerpts shall be made available to Rhythm or its nominee within twenty (20) working days at Rhythm’s request. Those Batch excerpts consist of (i) a flow chart of synthesis performed (batch history), including summary of investigation reports, significant deviation reports, planned changes or OOS results generated during manufacture of the Product, (ii) a Certificate of Analysis (CoA), and (iii) a Certificate of Compliance (CoC) (collectively, “Batch Documentation”). For each Batch of Product, Batch Documentation will be delivered at no cost to Rhythm by a reputable overnight courier or by registered or certified mail, postage prepaid, return receipt required to verify delivery date.

Upon request Manufacturer will deliver to Rhythm a complete and accurate copy of the Batch records for each Batch of Product. Upon request, Manufacturer will also deliver to Rhythm all raw data, reports, authorizations, certificates, methodologies, raw material specifications, SOPs, standard test methods, and other documentation in the possession or under the control of Manufacturer relating to the Manufacture of each Batch of Product. Such information (apart from Batch Documentation) requested by Rhythm from Manufacturer will be delivered at cost. If

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Rhythm requires additional copies of such information, these will also be provided by Manufacturer to Rhythm at cost.

6.3                               Review of Batch Documentation; Acceptance. Rhythm will review the Batch Documentation for each Batch of Product and may test samples of the Batch of Product against the Specifications. Rhythm will notify Manufacturer in writing of its acceptance or rejection of such Batch within six (6) weeks of receipt of the complete Batch Documentation relating to such Batch. During this review period, the parties agree to respond promptly, but in any event within ten (10) days, to any reasonable inquiry or request for a correction or change by the other party with respect to such Batch Documentation. Rhythm has no obligation to accept a Batch if such Batch does not comply with the Specifications and/or was not Manufactured in compliance with cGMP (if applicable) and the Manufacturing Process.

6.4                               Disputes. In case of any disagreement between the parties as to whether Product conforms to the applicable Specifications or cGMP (if applicable), the quality assurance representatives of the parties will attempt in good faith to resolve any such disagreement and Rhythm and Manufacturer will follow their respective SOPs to determine the conformity of the Product to the Specifications and cGMP (if applicable). If the foregoing discussions do not resolve the disagreement in a reasonable time (which will not exceed thirty (30) days), a representative sample of such Product will be submitted to an independent testing laboratory mutually agreed upon by the parties for tests and final determination of whether such Product conforms with such Specifications. The laboratory must meet cGMP (if applicable), be of recognized standing in the industry, and consent to the appointment of such laboratory will not be unreasonably withheld or delayed by either party. Such laboratory will use the test methods contained in the applicable Specifications. The determination of conformance by such laboratory with respect to all or part of such Product will be final and binding on the parties absent manifest error. The fees and expenses of the laboratory incurred in making such determination will be paid by the party against whom the determination is made.

6.5                               Product Non-Compliance and Remedies. If a Batch of Product fails to conform to the Specifications or was not Manufactured in compliance with cGMP (if applicable) and the Manufacturing Process, then Manufacturer will, as Rhythms’ sole and exclusive remedy and in lieu of other remedies available at law or in equity (except for any right of Rhythm to indemnification pursuant to Section 12.1 hereof in connection with third party claims), at Rhythm’s sole option:

(a)                                 refund in full the fees and expenses paid by Rhythm for such Batch, including, but not limited to, the cost of Rhythm Materials used in the Manufacture of such Batch; or

(b)                                 at Manufacturer’s cost and expense, including, but not limited to, the cost of Rhythm Materials used in the Manufacture of such Batch, Manufacture a new Batch of Product as soon as reasonably possible; or

(c)                                  Rework or Reprocess the Product, at Manufacturer’s cost and expense, so that the Batch can be deemed to have been Manufactured in compliance with cGMP (if applicable) and the Manufacturing Process, and to conform to Specifications.

Moreover, the parties will meet to discuss, evaluate and analyze the reasons for and implications of the failure to comply with cGMP (if applicable) and/or the Manufacturing Process and will

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decide whether to proceed with or to amend the applicable Work Order via a Change Order, or to terminate such Work Order.

6.6                               Disposition of Non-Conforming Product. The ultimate disposition of non-conforming Product will be the responsibility of Rhythm’s quality assurance department.

7.                                      Shipping and Delivery. Manufacturer agrees not to ship Product to Rhythm or its designee until it has received a written approval from Rhythm or Rhythm’s designee to release and ship. Manufacturer will ensure that each Batch will be delivered to Rhythm or Rhythm’s designee, (a) on the delivery date and to the destination designated by Rhythm in writing, and (b) in accordance with the instructions for shipping and packaging specified by Rhythm in the applicable Work Order or as otherwise agreed to by the parties in writing. Delivery terms will be FCA (Incoterms 2000), or as specified in the applicable Work Order. A bill of lading will be furnished to Rhythm with respect to each shipment.

8.                                      Fees and Payments.

8.1                               Price. The price of Product and/or the fees and expenses for the performance of Services will be set forth in the applicable Work Order.

8.2                               Invoice. Manufacturer will invoice Rhythm according to the invoice schedule in the applicable Work Order, referencing in each such invoice the Work Order(s) to which such invoice relates. Notwithstanding the foregoing, Manufacturer will not issue a final invoice for a Batch of Product until such time as such Batch has been shipped to Rhythm. Payment of undisputed invoices will be due sixty (60) days after receipt of the invoice and reasonable supporting documentation by Rhythm.

8.3                               Payments. Rhythm will make all payments pursuant to this Agreement by check or wire transfer to a bank account designated in writing by Manufacturer. All payments under this Agreement will be made in United States Dollars.

8.4                               Financial Records. Manufacturer will keep accurate records of all Services performed and invoice calculations, and, upon the request of Rhythm, will permit Rhythm or its duly authorized agents to examine such records upon prior notice during normal business hours for the purpose of verifying the correctness of all such calculations.

8.5                               Taxes. Duty, sales, use or excise taxes imposed by any governmental entity that apply to the provision of Services will be borne by Rhythm (other than taxes based upon the income of Manufacturer).

9.                                      Intellectual Property Rights.

9.1                               Rhythm Technology. All rights to and interests in Rhythm Technology will remain solely in Rhythm and no right or interest therein is transferred or granted to Manufacturer under this Agreement. Manufacturer acknowledges and agrees that it does not acquire a license or any other right to Rhythm Technology except for the limited purpose of carrying out its duties and obligations under this Agreement and that such limited, non-exclusive, license will expire upon the completion of such duties and obligations or the termination or expiration of this Agreement, whichever is the first to occur.

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9.2                               Manufacturer Technology.

9.2.1                     All rights to and interests in Manufacturer Technology will remain solely in Manufacturer and, except as otherwise set forth in this Section 9, no right or interest therein is transferred or granted to Rhythm under this Agreement.

9.2.2                     Manufacturer hereby grants to Rhythm and its Affiliates a non-exclusive, worldwide, perpetual, irrevocable (subject to Section 14.3 (a), (b) and (c)), royalty-free and transferable (subject to the provisions of Section 9.2.4) license to use and modify Manufacturer Technology to develop, Manufacture, have Manufactured, distribute, offer for sale, sell, and otherwise dispose of Product. Rhythm and its Affiliates shall have the right, subject to Section 9.2.3, to grant sublicenses in respect of such license to any person to whom Rhythm (and/or its Affiliates, licensees, sublicensees, successors or assigns) has licensed or otherwise granted the right to develop, Manufacture, have Manufactured or commercialize Product. For and in consideration of such non-exclusive license granted by Manufacturer to Rhythm and its Affiliates, Rhythm hereby agrees that, during the period commencing on the launch date of a Product and ending on the [   ]* anniversary of the launch date of such Product, Rhythm (and/or its Affiliates, licensees, sublicensees, successors or assigns) shall source from Manufacturer at least [   ]* of that portion of its requirements for such Product that Rhythm (and/or its Affiliates, licensees, sublicensees, successors or assigns) is sourcing from all third party contract manufacturers that are not Affiliates, subject to, and in accordance with, the terms and conditions set forth in this Agreement; provided, however, that the foregoing provisions of this sentence shall apply only if (i) Manufacturer can Manufacture at least [   ]* of the requirements of Rhythm (and/or its Affiliates, licensees, sublicensees, successors or assigns) for such Product in accordance with the terms of this Agreement and the quality and cost to Rhythm (and/or its Affiliates, licensees, sublicensees, successors or assigns) of such quantities of such Product to be Manufactured by Manufacturer for Rhythm (and/or its Affiliates, licensees, sublicensees, successors or assigns) shall be no less favorable to Rhythm (and/or its Affiliates, licensees, sublicensees, successors or assigns) than if such Product was Manufactured by any other third party contract manufacturer offering comparable services and quality standards, and for the same quantities of Product, (ii) Manufacturer shall not have breached in any material respect any of its obligations under this Agreement unless Manufacturer has remedied such breach within thirty (30) days after receiving written notice from Rhythm of such breach, and (iii) Rhythm (and/or its Affiliates, licensees, sublicensees, successors or assigns) continue(s) to practice Manufacturer Technology to Manufacture or have Manufactured commercial quantities of such Product.

9.2.3                     For each sublicense granted by Rhythm pursuant to the provisions of Section 9.2.2, Rhythm (a) shall inform Manufacturer thereof and ensure that such sublicense shall be consistent with the terms of this Agreement, and shall for such purpose enter into the appropriate agreement with the concerned sublicensee, and (b) be responsible for any failure by such sublicensee to abide by any of its undertakings and obligations under such agreement.

9.2.4                     The rights granted by Manufacturer under Section 9.2.2 are transferable to any person to whom Rhythm (and/or its Affiliates, licensees, sublicensees, successors or assigns) has licensed or otherwise granted the right to develop, Manufacture, have Manufactured or commercialize Product, provided, however that Rhythm (a) shall, prior to any such transfer, inform Manufacturer thereof in writing, (b) shall ensure that such transfer shall be consistent with the terms of this Agreement, and (c) shall for such purpose enter into the appropriate agreement with the concerned company.

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9.3                               Improvements.

9.3.1                     Manufacturer agrees (a) to promptly disclose to Rhythm all patentable Improvements, and (b) that all Improvements will be the sole and exclusive property of Rhythm, and are hereby assigned to Rhythm (or its designee), and (c) that any such assignment to Rhythm (or its designee) shall be made without additional compensation to Manufacturer. Manufacturer will take such steps as Rhythm may reasonably request (at Rhythm’s expense) to vest in Rhythm (or its designee) ownership of the Improvements.

9.3.2                     Rhythm hereby grants to Manufacturer and its Affiliates a non-exclusive, worldwide, perpetual, irrevocable (subject to Section 14.3 (a), (b) and (0) and royalty-free license, with the right to sublicense, under the Improvements assigned by Manufacturer to Rhythm pursuant to Section 9.3.1, to manufacture, distribute, offer for sale, sell, and otherwise dispose of any product other than a compound or product targeting the [                  ]*.

9.4                               Patent Filings. Rhythm will have the exclusive right and option, but not the obligation, to prepare, file, prosecute, maintain and defend, at its sole expense, any patents that claim or cover the Improvements.

9.5                               Technology Transfer. If Rhythm elects to Manufacture Product, or to have Product Manufactured by a third party, then Manufacturer will provide to Rhythm or its designee, all Manufacturing information, including, without limitation, documentation, technical assistance, materials and cooperation by appropriate employees of Manufacturer as Rhythm or its designee may reasonably require in order to Manufacture Product. Rhythm will compensate Manufacturer and/or its Affiliates, for such assistance at the hourly-rate(s) set forth in the applicable Work Order, or such other reasonable rate(s) as the parties may agree in writing, and shall reimburse to Manufacturer and/or its Affiliates all travel and lodging expenses incurred for the same provided that they have been approved in advance by Rhythm.

10.                               Confidentiality.

10.1                        Confidential Information. During the Term and continuing thereafter, each party will keep confidential and not disclose to others or use for any purpose other than as necessary to fulfill its obligations or in the reasonable exercise of rights granted to it under this Agreement, all “Confidential Information” of the other party. As used in this Agreement, “Confidential Information” of either party means any scientific, technical, trade or business information which (x) is given by such party or its Affiliates or their respective employees or representatives to the other and which is treated by the disclosing party as confidential or proprietary or a trade secret and is not within the scope of clause (y) or clause (z) below, (y) is developed by the other party for such party under the terms of this Agreement or (z) is owned by such party by virtue of any provision of this Agreement that assigns or transfers ownership thereof to such party from the other party. Confidential Information of Manufacturer includes, but is not limited to, Manufacturer Technology, including any Manufacturer Technology embodied in any Batch Record or Batch Documentation. Confidential Information of Rhythm includes, but is not limited to, Rhythm Technology and Improvements. The restrictions of this Section will not apply to any portion of the Confidential Information which (a) is known to the recipient at the time of disclosure and is not subject to another confidentiality obligation to the discloser or its Affiliates, as reasonably documented by recipient’s written records; (b) later becomes available to the public through no fault of the recipient; (c) is received from a third party having the lawful right to disclose the information; or (d) is independently developed by or on behalf of recipient without

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use of or reliance upon discloser’s Confidential Information. Any information which is specific, shall not be deemed to be within any of the foregoing exceptions, merely because it is embraced by more general information which falls within any one or more of the foregoing exceptions. In addition, information will not be deemed to be available to the public by reason solely that it is accessible to only a few of those people to whom it might be of commercial interest, and any combination of two (2) or more portions of the Confidential Information shall not be deemed to be generally available to the public by reason solely of each separate portion being so available.

10.2                        Permitted Disclosure. A party may disclose Confidential Information of the other party to (a) its Affiliates, and to its and their directors, employees, consultants, and agents in each case who have a specific need to know such Confidential Information and who are bound by a like obligation of confidentiality and restriction on use and (b) the extent such disclosure is required to comply with Applicable Law, the rules of any stock exchange or listing entity, or to defend or prosecute litigation; provided, however, that the recipient provides prior written notice of such disclosure to the discloser and takes reasonable and lawful actions to avoid or minimize the degree of such disclosure, including upon the discloser’s request, seeking confidential treatment of such Confidential Information. Moreover, Rhythm may disclose Confidential Information of Manufacturer relating to the Development and/or Manufacture of Product to entities with whom Rhythm has (or may have) a marketing and/or development collaboration for the Product or to whom Rhythm has (or may have) granted a license or sublicense to develop, manufacture or commercialize the Product or to bona fide actual or prospective underwriters, investors, lenders or other financing sources or to potential acquirors of the business to which this Agreement relates, and who in each case have a specific need to know such Confidential Information and who are bound by a like obligation of confidentiality and restrictions on use.

10.3                        Return of Confidential Information. This Agreement does not constitute the conveyance of ownership with respect to or a license to any Confidential Information, except as otherwise provided in this Agreement. Upon the expiration or termination of this Agreement for any reason, each party agrees, except as otherwise provided in this Agreement, to return to the other party all documentation or other tangible evidence or embodiment of Confidential Information belonging to the other party and not to use such Confidential Information, unless otherwise agreed. Notwithstanding the foregoing, one archival copy may be maintained by the recipient and kept confidential and segregated from the recipient’s regular files.

10.4                        Public Statements. Except to the extent otherwise required in order to comply with any Applicable Law, neither party will make any public statements or releases concerning this Agreement or the transactions contemplated by this Agreement, or use the other party’s name in any form of advertising, promotion or publicity, without obtaining the prior written consent of the other party.

11.                               Representations and Warranties.

11.1                        Manufacturer’s Representations and Warranties. Manufacturer represents and warrants to Rhythm that:

(a)                                 it has the full power and right to enter into this Agreement and that there are no outstanding agreements, assignments, licenses, encumbrances or rights of any kind held by other parties, private or public, that are inconsistent with the provisions of this Agreement;

(b)                                 the execution and delivery of this Agreement by Manufacturer has been authorized by all requisite corporate action and this Agreement is and will remain a valid and

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binding obligation of Manufacturer, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors;

(c)                                  the Services will be performed with requisite care, skill and diligence, in accordance with Applicable Law and industry standards, and by individuals who are appropriately trained and qualified;

(d)                                 it has and shall continue to have written agreements with its directors, officers, employees, agents, permitted subcontractors and representatives to effectuate the terms of this Agreement, including without limitation Sections 9 and 10 hereof, and shall enforce such agreements to provide Rhythm with the benefits thereof;

(e)                                  the conduct and the provision of the Services will not violate any patent, trade secret or other proprietary or intellectual property rights of any third party and it will promptly notify Rhythm in writing should it become aware of any claims asserting such violation;

(f)                                   it shall not knowingly use or incorporate any invention, discovery, technology, know-how and/or other intellectual property that is not owned by, or otherwise assignable, licensable or sublicensensable by, Manufacturer in the performance of the Services without the prior written consent of Rhythm;

(g)                                  at the time of delivery to Rhythm, the Product Manufactured under this Agreement (i) will have been Manufactured in accordance with cGMP (if applicable) and all other Applicable Law, the Manufacturing Process, the applicable Quality Agreement, and Specifications, and (ii) will not be adulterated or misbranded under the FDCA or other Applicable Law; and

(h)                                 Manufacturer, its Affiliates, approved subcontractors, and each of their respective officers and directors, as applicable, and any person used by Manufacturer, its Affiliates or approved subcontractors to perform Services under this Agreement (i) have not been debarred and are not subject to a pending debarment, and will not use in any capacity in connection with the Services any person who has been debarred or is subject to a pending debarment pursuant to Section 306 of the FDCA, 21 U.S.C. § 335a, (ii) are not ineligible to participate in any federal and/or state healthcare programs or federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. 1320a-7b(f)), (iii) are not disqualified by any government or regulatory agencies from performing specific services, and are not subject to a pending disqualification proceeding, and (iv) have not been convicted of a criminal offense related to the provision of healthcare items or services and are not subject to any such pending action. Manufacturer will notify Rhythm immediately if Manufacturer, its Affiliates, approved subcontractors, or any of their respective officers or directors, as applicable, or any person used by Manufacturer, its Affiliates or approved subcontractors to perform Services under this Agreement is subject to any of the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best of Manufacturer’s knowledge, is threatened.

11.2                        Rhythm Representations and Warranties. Rhythm represents and warrants to Manufacturer that:

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(a)                                 it has the full power and right to enter into this Agreement and that there are no outstanding agreements, assignments, licenses, encumbrances or rights held by other parties, private or public, that are inconsistent with the provisions of this Agreement; and

(b)                                 the execution and delivery of this Agreement by Rhythm has been authorized by all requisite corporate action and this Agreement is and will remain a valid and binding obligation of Rhythm, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

11.3                        Disclaimer of Other Representations and Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY WORK ORDER, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

12.                               Indemnification.

12.1                        Indemnification by Manufacturer. Manufacturer agrees to indemnify Rhythm, its Affiliates and its and their respective officers, directors, employees, subcontractors, and agents (collectively, the “Rhythm Indemnitees”) against any and all losses, damages, liabilities or expenses (including reasonable attorneys fees and other costs of defense) (collectively, “Losses”) in connection with any and all actions, suits, claims or demands that may be brought or instituted against any Rhythm Indemnitee by any third party to the extent they arise out of or relate to (a) breach of this Agreement by Manufacturer, or (b) Manufacturer Indemnitees’ negligence or willful misconduct in performing obligations under this Agreement.

12.2                        Indemnification by Rhythm. Rhythm agrees to indemnify Manufacturer, its Affiliates and its and their respective officers, directors, employees, subcontractors, and agents (collectively, the “Manufacturer Indemnitees”) against any and all Losses in connection with any and all actions, suits, claims or demands that may be brought or instituted against any Manufacturer Indemnitee by any third party to the extent they arise out of or relate to (a) the use of the Product (except to the extent that such Losses are within the scope of the indemnification obligation of Manufacturer under Section 12.1), (b) any breach of this Agreement by Rhythm, or any Rhythm Indemnitees’ negligence or willful misconduct in performing obligations under this Agreement.

12.3                        Indemnification Procedures. Each party agrees to notify the other party within thirty (30) days of receipt of any claims made for which the other party might be liable under Section 12.1 or 12.2, as the case may be. Subject to Section 12.4, the indemnifying party will have the right, but not the obligation, to defend, negotiate, and settle such claims. The indemnified party will be entitled to participate in the defense of such matter and to employ counsel at its expense to assist therein; provided, however, that if the indemnifying party elects to defend the indemnified party, the indemnifying party will have final decision-making authority regarding all aspects of the defense of any claim, subject to Section 12.4. The party seeking indemnification will provide the indemnifying party with such information and assistance as the indemnifying party may reasonably request, at the expense of the indemnifying party. The parties understand that no insurance deductible will be credited against losses for which a party is responsible under this Section 12.

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12.4                        Settlement. Neither party will be responsible or bound by any settlement of any claim or suit made without its prior written consent; provided, however, that the indemnified party will not unreasonably withhold or delay such consent. If a settlement contains an absolute waiver of liability for the indemnified party, and each party has acted in compliance with the requirements of Section 12.3, then the indemnified party’s consent will be deemed given. Notwithstanding the foregoing, (i) Manufacturer will not agree to settle any claim on such terms or conditions as would impair Rhythm’s ability or right to manufacture, market, sell or otherwise use Product, or as would impair Manufacturer’s ability, right or obligation to perform its obligations under this Agreement, and (ii) Rhythm will not agree to settle any claim on such terms or conditions as would impair Manufacturer’s ability, right or obligation to perform its obligations under this Agreement.

12.5                        Limitation of Liability. NEITHER PARTY WILL BE LIABLE UNDER ANY LEGAL THEORY (WHETHER TORT, CONTRACT OR OTHERWISE) FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, HOWEVER CAUSED, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT AS A RESULT OF A BREACH OF THE CONFIDENTIALITY AND NON-USE OBLIGATIONS IN SECTION 10. NOTHING IN THIS SECTION 12.5 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY.

13.                               Insurance.

13.1                        Manufacturer Insurance. Manufacturer will secure and maintain in full force and effect throughout the term of this Agreement (and for at least three (3) years thereafter for claims made coverage), insurance with coverage and minimum policy limits set forth as follows:

(a)                                 Worker’s Compensation, including coverage for occupational disease, with benefits determined by statute;

(b)                                 Comprehensive General Liability and Personal/Advertising Injury, including coverage for contractual liability assumed by Manufacturer and coverage for Manufacturer’s independent contractor(s), with at least [                  ]* United States Dollars ($[                  ]*) combined single limit for bodily injury and property damage per occurrence, and a general aggregate limit of [                  ]* United States Dollars ($[                  ]*);

(c)                                  Products Liability, exclusive of the coverage provided by the Comprehensive General Liability policy, with at least [                  ]* United States Dollars ($[                  ]*) per occurrence and an aggregate limit of [                  ]* United States Dollars ($[                  ]*);

(d)                                 “All Risk” Property, valued at replacement cost, covering loss or damage to the Facility and Rhythm’s property and materials in the care, custody, and control of Manufacturer; and

(e)                                  Comprehensive Automobile Liability, Employer’s Liability, and Umbrella Liability, in such amounts and under such terms as are customary for similar companies providing like services.

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13.2                        Evidence of Insurance. Manufacturer will furnish to Rhythm a certificate from an insurance carrier (having a minimum AM Best rating of A and financial strength of VIII) demonstrating the insurance requirements set forth above. The insurance certificate will confirm each of the following:

(a)                                 excluding Manufacturer’s Worker’s Compensation policy, Rhythm and its Affiliates are named as an additional insured with respect to matters arising from this Agreement;

(b)                                 such insurance is primary and non-contributing to any liability insurance carried by Rhythm; and

(c)                                  thirty (30) days prior written notice will be given to Rhythm of cancellation or any material change in the policies.

13.3                        Insurance Information. Manufacturer will comply, at Rhythm’s expense, with reasonable requests for information made by Rhythm’s insurance provider representative(s), including permitting such representative(s) to inspect the Facility during operational hours and upon reasonable notice to Manufacturer. In regard to such inspections, the representative(s) will adhere to such guidelines and policies pertaining to safety and non-disclosure as Manufacturer may reasonably require.

14.                               Term and Termination.

14.1                        Term. This Agreement will take effect as of the Effective Date and, unless earlier terminated pursuant to this Section 14, will expire on the later of (a) six (6) years from the Effective Date, or (b) the completion of Services under all Work Orders executed by the parties prior to the sixth anniversary of the Effective Date. The term of this Agreement may be extended by Rhythm continuously for additional two (2) year periods upon written notice to Manufacturer at least thirty (30) days prior to the expiration of the then current term.

14.2                        Termination by Rhythm. Rhythm will have the right, in its sole discretion, to terminate this Agreement or any Work Order (a) upon thirty (30) days prior written notice to Manufacturer(in which case Rhythm shall reimburse Manufacturer for the expenses accrued against any pending Work Order), or (b) immediately upon written notice if (i) in Rhythm’s reasonable judgment, Manufacturer is or will be unable to perform the Services in accordance with the agreed upon timeframe and/or budget set forth in the applicable Work Order and after discussion the Parties have not been able to find common ground in relation thereto, or (ii) Manufacturer fails to obtain or maintain any material governmental licenses or approvals required in connection with the Services.

14.3                        Termination by Either Party. Either party will have the right to terminate this Agreement or any signed Work Orders that are pending by written notice to the other party, upon the occurrence of any of the following:

(a)                                 the other party files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver or trustee, or makes an assignment for the benefit of creditors, or becomes subject to involuntary proceedings under any bankruptcy or insolvency law (which proceedings remain undismissed for sixty (60) days);

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(b)                                 the other party fails to start and diligently pursue the cure of a material breach of this Agreement within thirty (30) days after receiving written notice from the other party of such breach;

(c)                                  the other party challenges the validity of the Rhythm Technology, the Improvements, or the Manufacturer Technology, as the case may be; or

(d)                                 a force majeure event that will, or continues to, prevent performance (in whole or substantial part) of this Agreement or any pending Work Order for a period of at least ninety (90) days, In the case of a force majeure event relating solely to a pending Work Order, the right to terminate will be limited to such Work Order.

14.4                        Effect of Termination. Manufacturer will, upon receipt of a termination notice from Rhythm, promptly cease performance of the applicable Services and will take all reasonable steps to mitigate the out-of-pocket expenses incurred in connection therewith. In particular, Manufacturer will use its best efforts to:

(a)                                 immediately cancel, to the greatest extent possible, any third party obligations;

(b)                                 promptly inform Rhythm of any irrevocable commitments made in connection with any pending Work Order(s) prior to termination;

(c)                                  promptly return to the vendor for a refund all unused, unopened materials in Manufacturer’s possession that are related to any pending Work Order; provided, that Rhythm will have the option, but not the obligation, to take possession of any such materials;

(d)                                 promptly inform Rhythm of the cost of any remaining unused, unreturnable materials ordered pursuant to any pending Work Order(s), and either deliver such materials to Rhythm (or its designee) or properly dispose of them, as instructed by Rhythm; and

(e)                                  perform only those services and activities mutually agreed upon by Rhythm and Manufacturer as being necessary or advisable in connection with the close-out of any pending Work Order(s).

14.5                        Return of Materials/Confidential Information.  Upon the expiration or termination of this Agreement, each party will promptly return all Confidential Information of the other party that it has received pursuant to this Agreement as required by Section 10.3 and otherwise comply with the obligations set forth in Section 10.3. Manufacturer will also promptly return all Rhythm Materials, Rhythm Equipment, retained samples, data, reports and other property, information and know-how in recorded form that was provided by Rhythm, or developed in the performance of the Services, that are owned by or licensed to Rhythm.

14.6                        Inventories. Upon expiration or termination of this Agreement or a pending Work Order, Rhythm at its discretion (a) may purchase from Manufacturer any existing inventories of Product ordered under this Agreement that conforms to the Specifications and is Manufactured in accordance with cGMP (if applicable) and the Manufacturing Process, at the price for such Product set forth in the applicable Work Order, and (b) may either (i) purchase any such Product in process held by Manufacturer as of the date of the termination, at a price to be mutually agreed (it being understood that such price will reflect, on a pro rata basis, work performed and non-cancelable out-of-pocket expenses actually incurred by Manufacturer with

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respect to the Manufacture of such in-process Product), or (ii) direct Manufacturer to dispose of such material at Rhythm’s cost.

14.7                        Payment Reconciliation. Within thirty (30) days after the close-out of a Work Order, Manufacturer will provide to Rhythm a written itemized statement of all work performed by it in connection with the terminated Work Order, an itemized breakdown of the costs associated with that work, and a final invoice for that Work Order. If Rhythm has pre-paid to Manufacturer more than the amount in a final invoice then Manufacturer agrees to promptly refund that money to Rhythm, or to credit the excess payment toward another existing or future Work Order, at the election of Rhythm.

14.8                        Survival. Expiration or termination of this Agreement for any reason will not relieve either party of any obligation accruing prior to such expiration or termination. Further, the provisions of Sections 1, 2.3, 4, 5.2(c), 5.2(d), 5.4 through 5.7, 6, 9, 11 through 13, 14.4 through 14.8 and 15, and the provisions of any applicable Quality Agreement, will survive any termination or expiration of this Agreement. The provisions of Section 10 shall survive for a period of ten (10) years after the expiration or termination, of this Agreement.

15.                               Miscellaneous.

15.1                        Independent Contractor. All Services will be rendered by Manufacturer as an independent contractor for federal, state and local income tax purposes and for all other purposes. Manufacturer will not in any way represent itself to be a partner or joint venturer of or with Rhythm. This Agreement does not create an employer-employee relationship between Rhythm on the one hand and Manufacturer or any employee, subcontractors, Affiliate of Manufacturer, or any Manufacturer personnel on the other. Manufacturer is acting under this Agreement as an independent contractor with full power and authority to determine the means, manner and method of performance of Manufacturer’s duties. Manufacturer shall be responsible for and shall withhold and/or pay any and all applicable federal, state or local taxes, payroll taxes, workers’ compensation contributions, unemployment insurance contributions, or other payroll deductions from the compensation of Manufacturer’s employees and other Manufacturer personnel. Manufacturer understands and agrees that it is solely responsible for such matters and that it will indemnify Rhythm and hold Rhythm harmless from all claims and demands in connection with such matters.

15.2                        Force Majeure. Except as otherwise expressly set forth in this Agreement, neither party will have breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including, without limitation, fire, floods, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, acts of God or acts, omissions, or delays in acting, by any governmental authority (“force majeure”). The party affected by any event of force majeure will promptly notify the other party, explaining the nature, details and expected duration of the force majeure event. Such party will also notify the other party from time to time as to when the affected party reasonably expects to resume performance in whole or in part of its obligations under this Agreement, and to notify the other party of the cessation of any such event. A party affected by an event of force majeure will use its reasonable efforts to remedy, remove, or mitigate such event and the effects of it with all reasonable dispatch. If a party anticipates that an event of force majeure may occur, such party will notify the other party of the nature, details and expected duration of the force majeure event. Upon termination of the event of force majeure, the performance of any suspended obligation or duty will promptly recommence.

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Notwithstanding the foregoing, in no case shall an event of force majeure excuse timely payment of amounts due hereunder for Services rendered by Manufacturer.

15.3                        Notices. All notices must be in writing and sent to the address for the recipient set forth in this Agreement below or in a subsequent notice as the recipient may specify in writing under this procedure. All notices must be given (a) by personal delivery, with receipt acknowledged, or (b) by first class, prepaid certified or registered mail, return receipt requested, or (c) by prepaid international express delivery service. Notices will be effective upon receipt or at a later date stated in the notice.

If to Manufacturer, to:

Managing Director
Peptisyntha SA
Rue de Ransbeek 310
1120 Brussels
Belgium

If to Rhythm, to:

Rhythm Metabolic, Inc.
855 Boylston Street, 11th Floor
Boston, MA 02116
USA
Attention: President

15.4                        Assignment. This Agreement may not be assigned or otherwise transferred by either party without the prior written consent of the other party; provided, however, that either party may, without such consent, but with notice to the other party, assign this Agreement, in whole or in part, (a) in connection with the transfer or sale of all or substantially all of its assets or the line of business or Product to which this Agreement relates, (b) to a successor entity or acquirer in the event of a merger, consolidation or change of control, or (c) to any Affiliate. Any purported assignment in violation of the preceding sentence will be void. Any permitted assignee will assume the rights and obligations of its assignor under this Agreement and any permitted assignment shall not release the assigning party from its obligations under this Agreement.

15.5                        Entire Agreement. This Agreement, including the attached Appendices and any fully-signed Work Orders, each of which are incorporated herein, constitute the entire agreement between the parties with respect to the specific subject matter of this Agreement and all prior agreements with respect thereto are superseded. For clarity, this Agreement shall not affect or modify, and is separate and distinct from, the existing Development and Manufacturing Services Agreement, effective as of July 2, 2010, as amended, by and between Rhythm Pharmaceuticals, Inc., and PEPTISYNTHA Inc., which shall continue in force and effect in accordance with its terms.

15.6                        No Modification. This Agreement and and/or any Work Order or Quality Agreement may be changed only by a writing signed by authorized representatives of both parties.

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15.7                        Severability; Reformation. If for any reason a court of competent jurisdiction finds any provision of this Agreement or any portion of such a provision to be invalid or unenforceable, such provision will be reformed to the extent required to make the provision valid and enforceable to the maximum extent permitted by law.

15.8                        Governing Law. The validity, interpretation, and enforcement of this Agreement, matters arising out of or related to this Agreement or its making, performance or breach, and related matters shall be governed by the laws of the state of New York, excluding its conflict of laws and principles.

All disputes arising out or in connection with the interpretation, performance and/or termination of this Agreement, which cannot be amicably settled between the parties, shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with such Rules. Arbitration proceedings shall take place in New York, and shall be conducted in the English language. The award rendered therein shall be final and binding upon the parties. The foregoing is without prejudice to each party’s right to seek injunctions and other relief in any appropriate court, to the extent such relief is not available in arbitration.

No term of this Agreement shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement, but this shall not affect any right or remedy of any third party which exists or is available other than under that Act. The parties expressly reject any application to this Agreement of (a) the United Nations Convention on Contracts for the International Sale of Goods, and (b) the 1974 Convention on the Limitation Period in the International Sale of Goods, as amended by that certain Protocol, done at Vienna on April 11, 1980.

15.9                        Waiver. No waiver of any term, provision or condition of this Agreement in any one or more instances will be deemed to be or construed as a further or continuing waiver of any other term, provision or condition of this Agreement. Any such waiver, extension or amendment will be evidenced by an instrument in writing executed by an officer authorized to execute waivers, extensions or amendments.

15.10                 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

15.11                 Headings. This Agreement contains headings only for convenience and the headings do not constitute or form a part of this Agreement, and should not be used in the construction of this Agreement.

15.12                 No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the parties hereto and their successors and permitted assigns, and they will not be construed as conferring any rights on any other persons.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

RHYTHM METABOLIC, INC.		PEPTISYNTHA, INC.

By	/s/ Bart Henderson	By	/s/ Vincent Wilmet

Print Name	Bart Henderson	Print Name	Vincent Wilmet

Title	President	Title	General Manager [illegible]

Date	7/23/13	Date	July 17, 2013

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APPENDIX A

SAMPLE WORK ORDER

THIS WORK ORDER is by and between RHYTHM METABOLIC, INC., (“Rhythm”) and PEPTISYNTIIA, Inc (“Manufacturer”), and upon execution will be incorporated into the Development and Manufacturing Services Agreement between Rhythm and Manufacturer dated as of July           , 2013 (the “Agreement”). Capitalized terms in this Work Order will have the same meanings as set forth in the Agreement.

Rhythm hereby engages Manufacturer to provide Services, as follows:

1.                                      API/Drug Substance and Product.

Describe the specific API/Drug Substance(s) and Product(s).

2.                                      Services. Manufacturer will render to Rhythm the following Services:

Describe the specific Services to be conducted by Manufacturer or attach Manufacturer’s proposal.

3.                                      Facilit(ies). The Services described above will be rendered at the following facilities of Manufacturer:

Include Facility address(es).

4.                                      Rhythm Materials. Rhythm will provide to Manufacturer the following materials to be used by Manufacturer to perform the Services:

Describe specific materials being provided by Rhythm to Manufacturer.

5.                                      Rhythm Equipment.

Include any equipment that will be provided by Rhythm to Manufacturer to be used by Manufacturer in performance of the Services.

6.                                      Manufacturer Representative.  Name and Title

7.                                      Rhythm Representative.  Name and Title

8.                                      Compensation. The total compensation due Manufacturer for Services under this Work Order is [INSERT WRITTEN AMOUNT (INSERT NUMERICAL AMOUNT]. Manufacturer will invoice Rhythm for all amounts due under this Work Order. Such amounts will be invoiced in United States Dollars to the attention of [INSERT NAME] as follows: [INSERT INVOICE SCHEDULE]. All undisputed payments will be made by Rhythm within ninety (90) days of its receipt of an invoice and reasonable supporting documentation. Payments will be made in United States Dollars.

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9.                                      [Quality Agreement. The provisions of the Quality Agreement, attached hereto as Attachment 1, are incorporated herein by reference.]

All other terms and conditions of the Agreement will apply to this Work Order.

WORK ORDER AGREED TO AND ACCEPTED BY:

RHYTHM METABOLIC, INC.	PEPTISYNTHA, INC.

By	By	/s/ Vincent Wilmet

Print Name	Print Name	Vincent Wilmet

Title	Title	General Manager [illegible]

Date	Date	July 18, 2013

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.